EXHIBIT 99.1

FOR RELEASE NOVEMBER 10, 2011

SOURCE: Uni-Pixel, Inc.

UniPixel Reports Third Quarter 2011 Results
Industry Validation for UniBoss™ and Diamond Guard™ Products

THE WOODLANDS, Texas — November 10, 2011 — UniPixel, Inc. (NASDAQ: UNXL), a provider of UniPixel Performance Engineered Films to the touch screen, flexible printed electronics, lighting and display markets, reported results for the third quarter ended September 30, 2011.

Q3 2011 Operational Highlights

•	Initiated sampling campaign for UniBoss transparent conductive film products with leading electronics manufacturers, supported by newly certified in-house mastering and production equipment.

•
Multiple touch panel suppliers and OEMs expressed interest and submitted requests for design and sampling of UniBoss enabled touch sensor solutions during the quarter. This resulted in signing six non-disclosure and material transfer agreements (NDA/MTA) in the quarter (which has since risen to 15).

•	Shipped multi-touch sensor samples under these newly signed NDA/MTA agreements.

•
Significantly strengthened management team’s operational capabilities by appointing Seong (Peter) Shin as chief operating officer. As a former Samsung Electronics senior vice president, Shin brings deep experience in LCD panel technology and fabrication, process and architecture development, as well as major OEM/ODM product development and launches of display and notebook systems.

•	UniPixel strengthened and expanded its IP portfolio with 13 new patent applications. An additional 26 patent applications are in process and planned for submission over the next few months.

Management Commentary

“During the third quarter of 2011, we achieved another major milestone in commercializing UniBoss by initiating our sampling program with multiple touch panel suppliers and OEMs,” said Reed Killion, UniPixel’s president and CEO. “The UniBoss design and sampling program allows interested parties to submit their touch-sensor design and work closely with our engineering team to produce fully functional, multi-touch sensor prototypes. The program allows them to experience the numerous advantages our UniBoss touch sensor offers over the ITO standard and other ITO replacement alternatives.

“Some of these companies are also sampling our Diamond Guard protective cover glass replacement solution. Several are also sampling a combination of Diamond Guard and UniBoss. Our testing continues to show very good results regarding the combination of these two products.”

“We are working with OEM, display panel and touch panel module manufacturers from around the world, “ said Reed,  “including four in Japan, three in Korea, six in Taiwan, one in Europe, and one in the U.S.A.  As of today, we’ve signed 15 non-disclosure and material transfer agreements with companies that have submitted requests for design samples of UniBoss, and we are working closely to produce functional samples according to their particular specifications. This activity clearly demonstrates we are market-ready with our flagship products, and in transition to becoming a manufacturing and sales company.

“To support this transition, during the quarter we welcomed Peter Shin as our new chief operating officer. A former Samsung Electronics senior vice president, Peter brings us more than 30 years of experience in IP, business development, engineering, business management, global marketing, research and design. He has been deeply involved in LCD panel technology, design, process development and mass production. He’s also been involved in OEM/ODM product development for display and notebook systems, and has driven major application device launches.

“Peter’s knowledge of the display and photonics market align perfectly with our Performance Engineered Films platform, production processes and products. His extensive background and accomplishments in this sector include many industry firsts for electronic products, processes and components.

“We also strengthened and expanded our IP portfolio during the quarter with 13 new patent applications, and are adding an additional 26 patents which will be filed in the next few months. To accelerate and enhance our patent application process, we have established an IP services agreement with MDB Capital, a leader in helping companies to maximize the value of their IP. We are leveraging their resources to work through our backlog of patent applications.

“In addition to the positive feedback we’ve received from initial sample evaluations shipped in Q3, we recently enjoyed an overwhelming response to our samples at the Flat Panel Display conference held in Yokohama, Japan the end of October.  The response we have received from some of the industry leaders validates that our UniBoss flexible substrate printing capability has the best fine line resolution in the industry and our Diamond Guard™ Hard Coat is the best-in-class for hard coatings on flexible substrates. This encouraged us to expand our design and sampling program, which has since resulted in five new NDAs/MTAs (of the current 15) with new strategic targeted customers for UniBoss and Diamond Guard products.

“Our new Diamond Guard™ Hard Coat material is perfect for use as a touch panel cover glass replacement, and there is an immediate demand for this product.  Based on the competitive information obtained at the FPD conference, we believe it is the best-in-class for hard coatings on flexible substrates and the hardest coating available on a flexible film, rated to 9H.  We are currently scaling up our production capability to meet the anticipated demand.

“We expect this steady pace of progress with UniBoss and Diamond Guard to continue through to the end of the year and into next, as we focus on the tremendous opportunity and realize our first design wins and initial orders.  We have become experts at engineering micro and nano structures as well as applying ultra-thin conductive elements on film surfaces that can be used in a wide variety of applications and markets. We continue to lay the foundation which will turn this expertise into revenue and profits for UniPixel.”

Q3 2011 Financial Summary
In the third quarter 2011, the company has no significant revenues as it focused on advancing the market introduction of its flagship products, UniBoss and Diamond Guard.

Selling, general and administrative expenses in the third quarter 2011 totaled $846,000, an increase from $580,000 in the same year-ago quarter. The increase in SG&A expenses was primarily due to the issuance of stock options to employees and the related increase in stock compensation expense during the third quarter of 2011.

Research and development expenses in the third quarter of 2011 totaled $1 million, as compared to $720,000 in the same year-ago quarter. The increase in R&D was primarily due to advancing the UniBoss manufacturing process of flexible thin film conductors and the issuance of stock options to employees and the related increase in stock compensation expense during the quarter.

Operating loss in the third quarter of 2011 was $1.9 million, compared to $1.5 million in the same year-ago period. Net loss was $1.9 million or $(0.26) per share in the third quarter of 2011 versus net loss of $1.5 million or $(0.43) per share in the prior year quarter.

Cash and cash equivalents totaled $8.5 million at September 30, 2011, compared to $9.6 million at June 30, 2011. The decrease in cash was primarily due to an increase in research and development expenses.

Conference Call
UniPixel will hold a conference call later today, Friday, November 11, 2011 to discuss these results. UniPixel’s President and CEO Reed Killion and CFO Jeffrey Tomz will host the call starting at 11:00 a.m. Eastern time. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the UniPixel conference call and provide the conference ID below:

Dial-In Number: 1-877-941-2068
International: 1-480-629-9712
Conference ID#: 4485446

The conference call will be broadcasted simultaneously on the company's Web site at www.unipixel.com and also available by clicking here. For the webcast, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 2:00 p.m. Eastern time on the same day and until December 11, 2011:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4485446

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeffrey Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Liolios Group
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com

Uni-Pixel, Inc.
Condensed Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,494,706	$13,049,446
Accounts receivable, net	48	77,889

Total current assets	8,494,754	13,127,335

Property and equipment, net of accumulated depreciation of $1,849,314 and $1,543,839, at September 30, 2011 and December 31, 2010, respectively	1,203,446	70,734
Restricted cash	17,439	17,439

Total assets	$9,715,639	$13,215,508

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$143,600	$341,541
Deferred revenue	—	85,906

Total current liabilities	143,600	427,447

Total liabilities	143,600	427,447

Commitments and contingencies (Note 3)	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 7,142,307 shares issued and outstanding at September 30, 2011 and 7,131,890 shares issued and outstanding at December 31, 2010	7,142	7,132
Additional paid-in capital	69,985,477	66,507,247
Accumulated deficit	(60,420,580)	(53,726,318)

Total shareholders’ equity	9,572,039	12,788,061

Total liabilities and shareholders’ equity	$9,715,639	$13,215,508

Uni-Pixel, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue	$731	$37,273	$190,297	$140,037

Cost of revenues	440	1,075	44,447	1,075

Gross margin	291	36,198	145,850	138,962

Selling, general and administrative expenses	845,675	580,373	3,293,677	2,285,178
Research and development	1,030,349	719,587	3,556,515	2,211,015

Operating loss	(1,875,733)	(1,263,762)	(6,704,342)	(4,357,231)

Other income (expense)
Gain on sale of intellectual property	—	—	—	2,088,835
Debt issuance expense	—	(139,903)	—	(461,949)
Interest income (expense), net	2,637	(74,992)	10,080	(219,283)

Net loss	$(1,873,096)	$(1,478,657)	$(6,694,262)	$(2,949,628)

Per share information
Net loss - basic	$(0.26)	$(0.43)	$(0.94)	$(0.85)
Net loss - diluted	(0.26)	(0.43)	(0.94)	(0.85)

Weighted average number of basic common shares outstanding	7,142,307	3,474,285	7,137,118	3,474,285
Weighted average number of diluted common shares outstanding	7,142,307	3,474,285	7,137,118	3,474,285